UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 8, 2007

KESSELRING HOLDING CORPORATION
(Exact name of registrant as specified in charter)

OFFLINE CONSULTING, INC.
(Former name of registrant)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2208 58th Avenue East, Bradenton, Florida 34203
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 371-0440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Name Change

Offline Consulting, Inc. (the “Company”) filed a Certificate of Ownership (the “Certificate”) with the Secretary of State of the State of Delaware, effective as of June 8, 2007. The Certificate was filed to effectuate a merger between Kesselring Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, and the Company, with the Company being the surviving entity, and to effect a name change of the Company from “Offline Consulting, Inc.” to “Kesselring Holding Corporation”. As a result, the Company’s quotation symbol changed from “OFLC” to “KSSH”. The Certificate is attached hereto as Exhibit 3.1.

Appointment of Chairman of the Board of Directors

On June 8, 2007, at a meeting of the Board of Directors of the Company, Kenneth Craig resigned as the Chairman of the Board of Directors of the Company. Mr. Craig shall remain a director and CEO of the Company. The Board of Directors elected Clifford Wildes, COO and a director of the Company, as Chairman of the Board of Directors.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financials statements.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Ownership of Offline Consulting, Inc. and Kesselring Holding Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: June 12, 2007	By:	/s/ Kenneth Craig
Name: Kenneth Craig Title: CEO